Table Trac, Inc.

2020 Shareholder Meeting

October 07, 2020

TABLE TRAC

Safe Harbor Statement

Certain statements that may be made today will be considered “forward looking” as that term is defined under the rules of the Securities and Exchange Commission (SEC), and are therefore subject to the safe harbor created by such rules. Although the Company believes the expectations reflected in any forward looking information and statements are reasonable, such forward looking information and statements involve risks and uncertainties that could lead actual results to differ from those contained in today’s presentation materials and discussion. The general factors impacting future results are discussed in detail in the Company’s SEC filings, The forward looking information and statements in this presentation speak only as of the date hereof and the Company undertakes no obligation to update the information contained in this report unless required by law.

Table Trac, Inc. (OTCQX: TBTC)

2019 Financial Overview & Highlights

- Expanded our territories in Nevada, Oklahoma, Iowa and Australia. Signed an exclusivity contract with BroadBand Security, Inc (Japan); And Delivered **29** Casino Management Systems
- Gross Profit of $5.8 M in 2019 (Increase of $472 K)
- Maintenance revenue of $2.8 M in 2018 ($2.6M in 2018)
- Operating expenses $4.8 M compared to $4.6M in 2018
- Net Income before taxes of $993K compared to $768K in 2018

TABLE TRAC

Maintenance and Support Customers


120
100
80
60
40
20
-
84
92
104
111
12/31/2017
12/31/2018
12/31/2019
9/30/2020

TABLE TRAC

Recurring Revenues – Maintenance vs. System



6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
-
$4.2M
$4.2M
$5.4M
$1.9M
$1.6M
$2.6M
$2.3M
$2.6M
$2.8M
2017
2018
2019
Maintenance Revenue
System Sales - Month to Month Revenue

TABLE TRAC

Total Operating Expenses



Total Operating Expenses
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
$4.1M
$4.6M
$4.9M
2017
2018
2019

2020 Year To Date Highlights

2020 Year To Date Highlights

- Eight (8) systems installed + two (2) current customers have expanded current operations
- Backlog contains four contract (4 locations) at 9/30/2020
- Applied and received the PPP loan (forgiveness process is underway)
- No Tradeshows due to COVID-19 pandemic – we are exploring virtual options
- DataTrac is fully developed; currently subscribed by three locations
- KioskTrac has been completely revamped; new products are being introduced to our current customers

TABLE TRAC

Technology Update

- Developed and released Dynamic Auto Social Distance (DASD) products to assist Casino re-open responsible during the COVID pandemic
- DASD patent application has been submitted
- Developed and released the Clean and Disinfectant map
- Patent for Touchless and Cashless application in Casino was granted
    - Mobile Application is in initial Beta test

TABLE TRAC

Table Trac, Inc.

2020 Shareholder Meeting

- Questions -

Thank You

TABLE TRAC